UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2009

Aspen Insurance Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	000000000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Maxwell Roberts Building, 1 Church Street, Hamilton,		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1 441 295 8201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Compensatory Arrangements of Certain Officers

At its meeting held on October 27, 2009, the Compensation Committee of Aspen Insurance Holdings Limited ("Aspen") approved an amendment to the employment agreement of Brian Boornazian, President, Aspen Re, to conform the severance provision of his employment agreement to those of other Aspen executives who head business lines. The amendment would require an increased payment for termination without cause equal to his highest annual salary paid plus the average of the bonus awards paid to him in the past 3 years.

Except as noted above, the provisions of Mr. Boornazian's employment agreement remain as set forth in Aspen's Form 10-K for the year ended December 31, 2008. Aspen intends to file the amended employment agreement with its next Form 10-Q or Form 10-K filing, following the preparation and execution of such agreement.

Amendments to Awards of Performance Shares and Stock Options

The Compensation Committee of Aspen also approved certain amendments to awards of performance shares and stock options issued under the Amended 2003 Share Incentive Plan, as amended (the "Plan"), at its meeting held on October 27, 2009.
The principal amendments to the awards of performance shares and stock options issued under the Plan are as follows:

- Acceleration of the vesting of awards in the event of death of a participant for the portion of the awards that has met the performance conditions at the time of death, with the remaining portion being forfeited; and

- Acceleration of the vesting of awards in the event of disability of a participant results in his or her termination of employment with Aspen for the portion of the awards that has met the performance conditions at the time of disability, with the remaining portion being forfeited.

The above amendments will apply to grants of options made in 2007 (scheduled to vest on the third anniversary of grant, May 2010) and grants of performance shares made in 2007, 2008 and 2009, as well as to future awards under the Plan.

Except as noted above, the description of awards of performance shares and stock options remains as set forth in Aspen's Form 10-K for the year ended December 31, 2008. Aspen intends to file the amended form of awards with its next Form 10-Q or Form 10-K filing, following the preparation and execution of such form.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Insurance Holdings Limited

November 2, 2009	By:	/s/ Richard Houghton

Name: Richard Houghton
Title: Chief Financial Officer